UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 28, 2008

Greer Bancshares Incorporated

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

000-33021	57-1126200
(Commission File Number)	(IRS Employer Identification No.)

1111 W. Poinsett Street, Greer, South Carolina	29650
(Address of principal executive offices)	(Zip Code)

(864) 877-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure contained under Item 5.03 to this Form 8-K is incorporated herein by reference. Such disclosure relates to the amendment of the bylaws of Greer Bancshares Incorporated (the “Company”). As described, such changes may have an effect on the rights of holders of the Company’s common stock, and any preferred stock which may be issued in the future.

Item 5.01	Changes in Control of Registrant.

As a part of the amendment of the Company’s bylaws, certain notice provisions relating to procedures by which security holders may recommend nominees to its board of directors were modified. These modifications are disclosed under Item 5.03 below. The disclosure contained under Item 5.03 to this Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On August 28, 2008, the Board of Directors of Greer Bancshares Incorporated (the “Company”) amended and restated its bylaws in the form filed as Exhibit 3(ii) (the “Restated Bylaws”). The Restated Bylaws are incorporated herein by this reference.

The Restated Bylaws were effectuated with the general purpose of updating and clarifying the Company’s previous bylaws. Changes in the Company’s bylaws include:

•

Section 2.2(a) was modified to provide that the chief executive officer or the chair of the board could call a special meeting of shareholders, in addition to the full board or one-tenth of all outstanding votes of the Company. Previously, the president had such authority and the chair of the board did not. Also, under Section 2.2(b) the Restated Bylaws provide that the full board of directors shall review the validity of a request of a shareholder or group of shareholders for a special meeting, as opposed to such review being performed by independent inspectors of election. Further, previously any special meeting requested by directors had to be noticed within thirty days of delivery of the shareholder request. The Restated Bylaws extend such notice period to sixty days.

•

The Restated Bylaws in Section 2.3 provide that the chair of the board shall preside at any shareholder meeting. In his absence, the CEO of the Company shall preside, and in the absence of the chair and the CEO, the board of directors may designate another person to serve as chair of the meeting. Previously, in the absence of the chairman of the board, the chairman would choose a replacement to chair the shareholders meeting, or in the absence of the chairman of the board doing so, a person to preside would be appointed by the nominating committee of the board of directors, and then the full board of directors if necessary.

•

Section 2.4(a) added that the required notice of shareholders meetings may be given in any matter permitted by applicable law. This was added in order to permit the Company to provide notices to shareholders electronically as permitted pursuant to recent regulations of the Securities and Exchange Commission.

•

Section 2.7 was changed to reduce the number of shares constituting a quorum for general purposes from a majority to one-third. Such section was also amended to make clear that directors shall be elected by a plurality of the votes cast at meetings of shareholders.

•

Section 2.13 was amended with respect to the time periods within which shareholder nominations must be received. The Restated Bylaws provide that a shareholder’s notice, to be timely, must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days nor more than ninety days prior to the anniversary date of the mailing of the proxy materials and/or notice for the immediately preceding annual meeting of shareholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. The previous bylaws provided that such a shareholder’s notice much be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the thirtieth day nor earlier than the close of business on the sixtieth day prior to the annual meeting of shareholders, unless such requirement was expressly waived in advance of the meeting by formal action of the board of directors. However, as disclosed in the Company’s last proxy statement, it was the policy of the Company to require a shareholder to submit the name of a person nominated no later than ninety days in advance of an annual meeting, or in the case of a special meeting of shareholders during which directors would be elected, no later than seven days after notice of the special meeting given to shareholders.

Section 2.13 was also amended to provide that the board of directors shall determine compliance by a shareholder with the director nomination provisions, versus two appointed inspectors.

•

Section 3.2 was amended to provide that the number of directors shall be fixed by the board of directors from time to time, but that the board shall not consist of less than nine directors. The previous bylaws provided simply for the number to be designated at the organizational meeting of the Company, which could be subsequently increased or decreased by action of the board. The current number of directors is set at twelve.

Section 3.2 was also amended to formalize board custom whereby the board of directors shall elect a chair, vice chair and secretary of the board, which positions are not deemed to be officers of the Company.

•	Section 3.4 was amended to provide that special meetings of the board may be called by the chair or the CEO, versus the chair or the president.

•

Section 3.13 was amended to provide that the board of directors must appoint members of board committees. Previously, if so authorized by the Board, the president could appoint committee members. Section 3.13 was also amended to add that a committee may not take any action proscribed by the bylaws or articles of the Company.

•	Section 4.1 was amended to add the office of chief executive officer as a required officer of the Company.

•	Section 4.4 was amended to provide that the CEO—versus the president—is the principal executive officer of the Company.

•	Section 4.5 was amended to redefine the duties of the president as the most senior officer of the Company other than the CEO, with such duties as will be prescribed by the board or the CEO.

•

Section 4.6 was amended to expressly provide for various ranks of vice presidents, including executive vice presidents, senior vice presidents, vice presidents and assistant vice presidents. New provisions also require any person serving as an executive vice president to be approved by the board of directors, and any vice presidents must be approved by the CEO. The revised section also provides differently for succession, in that in the absence of the CEO and president, an executive vice president designated by the board shall perform the duties of the CEO or president. Previously, executive succession was in the order designated at the time of the election of any vice president.

•	Section 4.8 of the bylaws, which describes the duties of the treasurer, was amended to add that the appointment of a person to the position of treasurer must be approved by the board of directors.

•

Section 4.10, treating the compensation of officers, was amended to provide that compensation of officers shall be fixed from time to time by or under the authority of the board of directors. Previously, the bylaws required that salaries be fixed by the board.

•

Section 5.1 was broadened to include certain executive officers (the CEO, president and chief financial officer or treasurer) as indemnified persons under the indemnification provisions of the bylaws set forth under Article V. This section was also clarified to provide that such indemnity against liability would be to the fullest extent permitted by law.

•

Section 5.5, dealing with certain indemnification procedures, was amended to provide that a claimant for indemnification shall submit his written request to the chair of the board, versus generically to the Company. Also, a requirement was added that such claimant provide a written affirmation of the claimant’s good faith belief that he has met the standard of conduct required under South Carolina law. If the claimant is also requesting an advance for related expenses, he is now required to provide a written promise to repay any payments made by the Company in advance of final legal disposition if it is ultimately determined that the claimant’s conduct did not meet the required standard of conduct.

•	Article VI was amended to provide for the issuance of non-certificated securities.

•

Section 9.1, providing for emergency bylaws, was amended to provide that an emergency exists when, as a result of a catastrophic event, the Company’s directors cannot be readily assembled. Previously, the provision provided that the emergency bylaws would be triggered when a quorum of the board could not be readily assembled. The notice provisions under the emergency bylaws for a call of a meeting of the board were also amended to reduce required notice from six to three hours.

•	Section 10.1, dealing with amendments to the bylaws, was changed to permit an amendment to the bylaws without prior notice if such amendment was unanimously approved.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description
Exhibit 3(ii)	Amended and Restated Bylaws effective August 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREER BANCSHARES INCORPORATED

By:	/s/ Kenneth M. Harper
Name:	Kenneth M. Harper
Title:	Chief Executive Officer

Dated: September 4, 2008

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3(ii)	Amended and Restated Bylaws effective August 28, 2008.